CHINA SKY ONE MEDICAL, INC.
Compensation Committee Charter

(Adopted by the Board of Directors on February 22, 2008, by unanimous written consent)

I.  General Statement of Purpose

The Compensation Committee of the Board of Directors (the “Compensation Committee”) of China Sky One Medical, Inc. (the “Company”), on behalf of the Board of Directors (the “Board”), discharges the Board’s responsibilities relating to compensation of the Company’s directors and executives, oversees the Company’s overall compensation programs and is responsible for producing an annual report on executive compensation for inclusion in the Company’s proxy statement relating to its annual meeting of stockholders or annual report on Form 10-K, in accordance with applicable rules and regulations. The primary objective of the Compensation Committee is to develop and implement compensation policies and plans that are appropriate for the Company in light of all relevant circumstances and which provide incentives that further the Company’s long-term strategic plan and are consistent with the culture of the Company and the overall goal of enhancing enduring stockholder value.

II.  Compensation Committee Composition

The number of individuals serving on the Compensation Committee shall be fixed by the Board from time to time but shall consist of no fewer than three members, each of whom shall satisfy the independence standards established pursuant to Section 121A of the American Stock Exchange Company Guide.

The members of the Compensation Committee shall be appointed annually by the Board and may be replaced or removed by the Board at any time with or without cause. Resignation or removal of a Director from the Board, for whatever reason, shall automatically constitute resignation or removal, as applicable, from this committee. Vacancies occurring, for whatever reason, may be filled by the Board. The Board shall designate one member of the Compensation Committee to serve as Chairman of the Compensation Committee.

III.  Meetings

The Compensation Committee shall meet as often as it shall deem necessary, but not less frequently than once per year. Meeting shall be in person or by conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, with any additional meetings as deemed necessary by the Compensation Committee. A majority of the members of the Compensation Committee shall constitute a quorum for purposes of holding a meeting and the Compensation Committee may act by a vote of a majority of members present at such meeting. In lieu of a meeting, the Compensation Committee may act by unanimous written consent.

China Sky One Medical, Inc.
Compensation Committee Charter

The Compensation Committee will cause to be kept adequate minutes of all its proceedings. The Compensation Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Compensation Committee shall be governed by the same rules regarding meetings (including meetings by conference video or telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Compensation Committee is authorized to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter; (b) any provision of the Bylaws of the Company; or (c) the laws of the State of Nevada.

IV.  Compensation Committee Activities

The Compensation Committee’s purpose and responsibilities shall be to:

A.  Review of Charter

•	Review and reassess the adequacy of this Charter annually and submit any proposed changes to the Board for approval.

B.  Annual Report on Executive Compensation

•
Produce an annual report on executive compensation for inclusion in the Company’s proxy statement relating to its annual meeting of stockholders or annual report on Form 10-K, in accordance with the applicable rules and regulations of the Securities and Exchange Commission, any securities exchange or automated quotation system on which the Company’s securities are traded, and any other rules and regulations applicable to the Company.

C.  Annual Performance Evaluation of the Compensation Committee

•	Perform an annual performance evaluation of the Compensation Committee and report to the Board on the results of such evaluation.

D.	Recommendations Regarding Incentive-Compensation Plans and Equity- Based Plans

•	Review and make such recommendations to the Board as the Compensation Committee deems advisable with regard to all incentive-based compensation plans and equity-based plans.

•	The Company’s Chief Executive Officer may not be present during voting or deliberation concerning his or her compensation.

China Sky One Medical, Inc.
Compensation Committee Charter

E.  Matters Related to Compensation of the Company’s Chief Executive Officer

•	Review and approve the corporate goals and objectives that may be relevant to the compensation of the Company’s Chief Executive Officer (“CEO”).

•
Evaluate the CEO’s performance in light of the goals and objectives that were set for the CEO and determine the CEO’s compensation based on such evaluation. In connection with determining the long-term incentive component of the CEO’s compensation, the Compensation Committee should consider the Company’s performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies and the awards given to the Company’s CEO in past years.

•	The Company’s Chief Executive Officer may not be present during voting or deliberation concerning his or her compensation.

F.	Matters Related to Compensation of the Officers Other Than the Chief Executive Officer

•
Review and make such recommendations to the Board as the Compensation Committee deems advisable with regard to the compensation of all officers of the Company other than the CEO; for the purposes hereof the term “officer” has the meaning defined in Section 16 of the Securities Exchange Act of 1934, as amended, and Rule 16a-1 promulgated thereunder. Determine the compensation of all officers of the Company other than the CEO; for the purposes hereof the term “officer” has the meaning defined in Section 16 of the Securities Exchange Act of 1934, as amended, and Rule 16a-1 promulgated thereunder.

V.  Additional Compensation Committee Authority

The Compensation Committee is authorized, on behalf of the Board, to do any of the following, as the Compensation Committee deems necessary or appropriate in its discretion:

A.  Matters Related to Compensation of the Company’s Directors and Members of Senior Management

•
Annually review and make recommendations to the Board with respect to the compensation of all directors, officers and members of senior management of the Company (other than the CEO), including with respect to any incentive-compensation plans and equity-based plans.

B.	Matters Relating to Retention and Termination of Compensation Consulting Firm or Other Outside Advisors

•
Exercise sole authority to retain and terminate any consulting firm or other outside advisor on compensation matters that is to be used by the Company or the Compensation Committee to assist in the evaluation of director, CEO or senior executive compensation. The Compensation Committee shall also have sole authority to approve the consultant’s fees and other retention terms.

China Sky One Medical, Inc.
Compensation Committee Charter

VI.  General

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The Compensation Committee may establish and delegate authority to one or more subcommittees consisting of one or more of its members, when the Compensation Committee deems it appropriate to do so in order to carry out its responsibilities.

•	The Compensation Committee shall make regular reports to the Board concerning areas of the Compensation Committee’s responsibility.

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In carrying out its responsibilities, the Compensation Committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management and such experts, advisors and professionals with whom the Compensation Committee may consult. The Compensation Committee shall have the authority to request that any officer or employee of the Company, the Company’s outside legal counsel, the Company’s independent auditor or any other professional retained by the Company to render advice to the Company attend a meeting of the Compensation Committee or meet with any members of or advisors to the Compensation Committee. The Compensation Committee shall also have the authority to engage legal, accounting or other advisors to provide it with advice and information in connection with carrying out its responsibilities and shall have sole authority to approve any such advisor’s fees and other retention terms.

•	The Compensation Committee may perform such other functions as may be requested by the Board from time to time.